Exhibit 99.1

THE WILLIAMS COMPANIES, INC.

OCTOBER 28, 2004
NOTICE OF RESET ANNOUNCEMENT DATE AND REMARKETING TO ALL HOLDERS AND BENEFICIAL OWNERS OF
THE WILLIAMS COMPANIES, INC.
FELINE PACSSM THAT ARE INCOME PACSSM (CUSIP NO. 969457886)
AND
RELATED 6.50% SENIOR NOTES DUE 2007 (CUSIP NO. 969457860)

This notice is being provided to holders and beneficial owners of FELINE PACS in the form of Income PACS and 6.50% Senior Notes due 2007 (the “Senior Notes”) issued by The Williams Companies, Inc. (“Williams”). The Senior Notes were issued as a component of Income PACS, which consist of: (1) a purchase contract to purchase from Williams on February 16, 2005, at a purchase price of $25, a number of newly issued shares of Williams’ common stock and (2) a Senior Note in the principal amount of $25.

Information regarding the Income PACS, the Senior Notes and the remarketing described herein is qualified by Williams’ Prospectus Supplement dated January
7, 2002 and the related Prospectus dated December 27, 2001 (together, the
“Williams Prospectus”) pursuant to which the Income PACS and the Senior Notes, respectively, were issued on January 14, 2002.

Reset Rate of the Senior Notes

Pursuant to the Sixth Supplemental Indenture, dated as of January 14, 2002, by and between Williams and JPMorgan Chase Bank (as successor trustee to Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago)), as trustee, under which the Senior Notes were issued, if there is a successful remarketing on November 10, 2004, the applicable interest rate will be reset on November 10, 2004, and such rate will become effective on November 16, 2004. Please be advised that on November 4, 2004, the Reset Announcement Date, the applicable benchmark U.S. Treasury security to be used to determine the reset rate will be selected, and the indicative reset spread to be added to the rate of interest on the applicable benchmark U.S. Treasury security in effect on November 10, 2004 will be provided by the reset agent. The actual reset spread will be determined on November 10, 2004 and is likely to be higher or lower than the indicative reset spread. Williams intends to disclose the applicable benchmark U.S. Treasury security and the indicative reset spread in a press release on November 4, 2004 and by publication in The Wall Street Journal on November 5, 2004.

Remarketing of the Senior Notes

Pursuant to the Remarketing Agreement, dated as of January 14, 2002 (the “Agreement”), by and between Williams, JPMorgan Chase Bank, as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of the purchase contracts, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent (the “Remarketing Agent”), the Remarketing Agent will use its reasonable efforts to remarket on November 10, 2004 the Senior Notes at an aggregate price equal to approximately 100.5%, but not less than 100.0%, of the sum of (a) the purchase price of a specified portfolio of U.S. Treasury securities and (b) the price per Senior Note for the Senior Notes held separately from Income PACS, if any, whose holders elect to participate in this remarketing equal to the per Senior Note price established in (a) above (the aggregate of the per Senior Note prices in (b), the “Separate Notes Purchase Price”). The Remarketing Agent will receive a remarketing fee that equals the lesser of (1) 25 basis points (0.25%) of the purchase price for the Treasury portfolio plus the Separate Notes Purchase Price or (2) the amount of the proceeds, if any, in excess of the purchase price for the Treasury portfolio plus the Separate Notes Purchase Price. Any proceeds from the remarketing of Senior Notes that are components of Income PACS remaining after deducting the purchase price for the Treasury portfolio and the remarketing fee with respect to such Senior Notes will be remitted to the Purchase Contract Agent for payment to the holders of Income PACS, and any proceeds of the remarketing of Senior Notes held separately from Income PACS in excess of the remarketing fee attributable to such Senior Notes will be paid to the holders of such remarketed Senior Notes. Williams will not directly receive any proceeds from the remarketing of the Senior Notes.

If you hold Income PACS, you are not required to do anything in connection with the remarketing as outlined above; however, if you do not want to participate in the remarketing, you may create Growth PACSSM (only in integral multiples of 40 Income PACS), as more fully described in the Williams Prospectus, prior to 11:00 a.m., New York City time, on November 8, 2004, by substituting U.S. Treasury securities for the related Senior Notes.

If you are a holder of Senior Notes that are not part of Income PACS, you may elect to have your Senior Notes remarketed by delivering your Senior Notes, together with a completed notice of such election in the form provided in the Pledge Agreement relating to the Income PACS, to JPMorgan Chase Bank, as the custodial agent, prior to 11:00 a.m., New York City time, on November 8, 2004. The interest rate on the Senior Notes will be reset, effective on and after November 16, 2004, upon a successful remarketing, in accordance with the procedures outlined under the contractual requirements of the Senior Notes. The reset interest rate will be determined on November 10, 2004 and shall be the rate per annum, as determined by the Remarketing Agent, to be sufficient to cause the then current aggregate market value of the Senior Notes that are components of Income PACS to have an approximate aggregate market value of 100.5% of the purchase price of a specified portfolio of U.S. Treasury securities.

If the Senior Notes cannot be remarketed on November 10, 2004, a notice of a failed remarketing is expected to be published on November 12, 2004 in The Wall Street Journal and also may be published by a press release. Thereafter, unless a tax event redemption has occurred and subject to the satisfaction of the conditions precedent to the remarketing, the Remarketing Agent will attempt to remarket the applicable Senior Notes on February 11, 2005.

Williams may submit an order to purchase a portion of the Senior Notes not to exceed the lesser of approximately $222.8 million in aggregate principal amount of the Senior Notes and an amount representing all but $50.0 million in aggregate principal amount of the Senior Notes available to be remarketed. Since Williams proposes to retire all the Senior Notes it purchases, if Williams’ bid is accepted, as little as approximately $50.0 million aggregate principal amount of the Senior Notes could continue to be outstanding following this remarketing.

You are advised to refer to the Williams Prospectus for a more complete description of the information contained herein and this notice is qualified in its entirety by the information contained in such documents. The Senior Notes to be remarketed will be sold only in connection with the delivery of a remarketing prospectus supplement and accompanying prospectus supplement and prospectus to be filed with the Securities and Exchange Commission (the “SEC”). A copy of the remarketing prospectus supplement and accompanying prospectus supplement and prospectus, when available, may be obtained at no charge, from the SEC’s website at www.sec.gov, the Williams website at www.williams.com on the investor relations page under WMB PrI (FELINE PACS), or from Williams Investor Relations at (918) 573-2000. The remarketing prospectus supplement and any other relevant documents filed with the SEC will contain important information that should be read carefully before any decision is made to purchase Senior Notes in this remarketing.

This announcement shall not constitute an offer to sell or the solicitation of an offer- to buy nor shall there be any sale of the Senior Notes in this remarketing in any state or other jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

For additional information regarding the securities referenced herein, you may contact: Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attn.: Debt Capital Markets, (212) 449-4908.

“FELINE PACS,” “Income PACS,” and “Growth PACS” are service marks of Merrill Lynch & Co., Inc.